EXHIBIT 11

                        PennFed Financial Services, Inc.

              Statement Regarding Computation of Per Share Earnings

                For the Years Ended June 30, 2001, 2000 and 1999

                (Dollars in thousands, except per share amounts)

                                                                                         For the Year Ended June 30,
                                                                          -----------------------------------------------------
                                                                              2001                 2000                 1999
                                                                          -----------          -----------          -----------
Net income ..........................................................     $    12,513          $    12,870          $    11,457
                                                                          ===========          ===========          ===========

Number of shares outstanding:
  Weighted average shares issued ....................................      11,900,000           11,899,842           11,899,349
  Less:  Weighted average shares held in treasury ...................       3,891,390            3,261,279            2,896,595
  Less:  Average shares held by the ESOP ............................         952,000              952,000              952,000
  Plus:  ESOP shares released or committed to be
              released during the fiscal year .......................         552,611              451,541              357,421
                                                                          -----------          -----------          -----------
  Average basic shares ..............................................       7,609,221            8,138,104            8,408,175
  Plus:  Average common stock equivalents ...........................         489,382              444,409              470,316
                                                                          -----------          -----------          -----------

  Average diluted shares ............................................       8,098,603            8,582,513            8,878,491
                                                                          ===========          ===========          ===========

Earnings per common share:
         Basic ......................................................     $      1.64          $      1.58          $      1.36
                                                                          ===========          ===========          ===========
         Diluted ....................................................     $      1.55          $      1.50          $      1.29
                                                                          ===========          ===========          ===========
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